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                                                                      Exhibit 23






                         Consent of Independent Auditors


We consent to the incorporation by reference in (i) the Registration Statements (Forms S-8 No. 333-27823, No. 333-16447, No. 33-67472 and No. 333-86537)
pertaining to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan, (ii) the Registration Statements (Forms S-8 No. 33-67470 and No. 333-86539) pertaining to the Papa John's International, Inc. 1993 Stock Option Plan for Non-Employee Directors, (iii) the Registration Statement (Form S-8 No. 333-86535) pertaining to the Papa John's International, Inc. 1999 Team Member Stock Ownership Plan and (iv) the Registration Statement (Form S-4 No. 33-96552) of Papa John's International, Inc. of our report dated February 27, 2001, except for Note 14 as to which the date is March 19, 2001, with respect to the consolidated financial statements of Papa John's International, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                    /s/ Ernst & Young LLP


Louisville, Kentucky
March 26, 2001